UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 24, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”) appointed Vanessa Villaverde to fill a vacancy on the Board. Ms. Villaverde will serve as a director of the Company until the date of the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified. As of the Effective Date, Ms. Villaverde was also appointed to the Nominating, Environmental, Social and Corporate Governance Committee.

As a non-employee director, Ms. Villaverde will participate in the Company’s director compensation program as in effect from time to time. For fiscal 2023 the director compensation program consists of: (i) an annual cash retainer of $80,000 which is paid in quarterly installments and (ii) an annual equity grant of restricted stock units under the Company’s Stock Incentive Plan (the “Plan”) with a grant date value of approximately $80,000 that will vest quarterly over two years, subject to continued service as a director through such date. Ms. Villaverde’s fiscal 2023 equity award will be subject to the approval by the Company’s stockholders of an amendment to the Company’s Plan which increases the number of shares issuable under the Plan by 2,000,000 shares.

A brief description of the qualifications and experiences of Ms. Villaverde is set forth below.

Vanessa Villaverde, age 42, is an accomplished healthcare executive with over twenty years of experience. Ms. Villaverde currently leads innovation investments on behalf of the California Healthcare Foundation, an organization committed to addressing healthcare needs for the low-income population of California, where she has served as Senior Program Investment Officer since April 2023. From April 2022 to April 2023, Ms. Villaverde served as a Scout for Vamos Ventures Fund I, a venture fund focused on early-stage investments in technology-enabled companies led by Latino and other diverse founders. Since April 2022, Ms. Villaverde has served as a board member and healthcare mentor at Founders and Funders of Color, non-profit organization committed to bridging the gap in funding and resources available for Black and Latina/o entrepreneurs. From March 2020 to April 2023, Ms. Villaverde served as the Head of Risk Transfer Strategy at Caresyntax, a digital surgery platform company. From February 2018 to March 2020, Ms. Villaverde served as Senior Director, Commercial Strategy and Implementation, at Remedy Partners, a health tech company. Ms. Villaverde earned master’s Degrees from the University of Texas at Dallas and Georgetown University’s School of Nursing, as well as a Bachelor of Arts in Law, Jurisprudence, and Social Thought from Amherst College.

There are no family relationships between Ms. Villaverde and any of the Company’s directors or executive officers. In addition, except as set forth above, Ms. Villaverde is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Villaverde also entered into an offer letter (the “Offer Letter”) with the Company which describes her compensation and establishes other terms and conditions governing her service to the Company. The foregoing description of the provisions of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Offer Letter with Vanessa Villaverde and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: August 29, 2023	By:	/s/ Patricia Kaelin
	Name:	Patricia Kaelin
	Title:	Chief Financial Officer

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